Exhibit 10.2

cOnnection· we solve IT" BY HAND DELIVERY (REVISION SENT ELECTRONICALLY) PERSONAL AND CONFIDENTIAL February 28, 2019 Mr. Stephen Sarno t I Memory Lane North Reading, MA 01864 Re. Separation from Employment and Offer of Severance Dear Stephen: I am writing to you concerning your employment with Connection and to confirm our agreement to part ways amicably and respectfull y at thi s time. As provided in your offer letter, we are offering you a substantial severance package to help you in yo ur transition to new employment. Please read this letter agreement, which incl udes a general release, carefully. If you are willing to agree to its terms, please sign in the space provided below and return it to me within 21 days so that the severance benefits outlined below can begin. ! f you do not sig.n and return this severance offer letter within 21 days, the offer of severance and other benefits contained in this letter will be withdrawn. I. Regardless of whether you choose to sign this agreement or not, your employment with Connection will end ettecti ve March L 2019 (the "'Separation Date'"). You will receive all accrued and unused vacation time. If you choose to sign this letter agreement, your separation may be treated as a resignation, under the term s set forth bel ow. if that is your wish. Otherwise. it wi ll be treated as a separation due to management differences. 2. If you choose to sign this letter agreement, the Company will pay you severance compensation, at your current level of base salary, less all applicable deductions for federal, state, and local taxes, social security, wage wi thholding, and other taxes.for a period of 1 year (52 weeks) from the Separation Date, or until you find subsequent employment, whichever is earlier (the '·Separation Payments"). The Separation Payments will be paid in accordance with the Company's bi-week l y payroll schedule. After you sign and return this agreement, the Separation Payments will begin after the 7 day revocation period (discussed below) and on the first regular pay date provided that we have received this letter agreement and release in sufficient time to process the first payment on that date. If we are unable to process the first payment on that date in accordance with the regularly scheduled payroll run, you will receive the first separation pay ment with the next regularly sched uled pay date. 3. Notwithstandin g the provision in Paragraph 2 that your severance payments will end if you find subseq uent employment, the Company will allow you to provide consulting services during the severance 730 Mliford Road • Merrimack,NH 03054 • Main:603.6832000 • www.connection.com connection· we solve IT period, provided that such services do not violate any other provision of this agreement or your Employee Agreement. Any compensation you receive for such consulting services wiII offset the severance provided to you on a dollar for dollar basis. You will need to obtain advanced approval from myself prior to engaging in any consulting assignment. Upon approval each month, you will be required to provide the Company with a verified report on the hours worked for and the compensati on received by you as a result of your consulting work. The Company will then adjust your severance payments accordingly. Failure to provide such reports, or falsification of such reports, will be the basis for the Company to cease all severance payments otherwise owed to you under this Agreement. In addition to the Separation Payments, Connection also will not contest any application for unemployment benefits that you may wish to make. whether or not yo u choose to have your separation characterized as a resignation or a departure due to management differences. Finally, the Company will provide you with outplacement assistance, the payment for which will be made directly to the tb_i rd-party provider. 4. You will be eligible to continue your group health insurance benefits at your own expense through COBRA. If you elect to continue your medical, dental and/or vision coverage through COBRA and enroll in this coverage during your COBRA election period, the Company shall reimburse you, a pre-tax cash payment equal to 75% of the cost COBRA coverage (including coverage for enrolled eli gible dependents, if ap plica ble) d uring the period that yo u are enrolled in COBRA and recei ving severance com pensation or, if earlier, until the date you become eligible for health care benefits with a new employer. To be eiigihle for tl1e cash paymenytou must be enrolled and .premiums timel y paid for the Company COBRA benefits. You also agree to notify the Company promptly should you become eligible for medical coverage with a new employer. After the Separation Payment and COBRA subsidy period ends, you may have the right to continue your group health insurance benefits solely at your own expense, in accordance with the provisions of federal law ("COBRA"). Your participation and eligibility for fmther benefits under any other employee benetit plan otlered by Com1ection will cease as of your Separation Date. i n accordance with the tetms of the applicable plan documents. It is customary practice that a separation agreement should contain a release provision. Therefore, in consideration of the Separation Payments and other benefits being offered to you above, as well as the promises contained in this letter agreement, you voluntarily and of your own free will agree to release and forever discharge PC Connection.Inc.. d/b/a Connection.its affiliated entities.officers.directors, trustees, representatives. insurers and employees (collectivel y the ··Releasees-·) from any claims you have or may have against the Releasees up through the date you sign this agreement, including, but not limited to, any claims arising under the Civil Rights Act of •!964, 42 U.S.C. §2000e et seq.• the Nationai Labor Relations Act, 29 U.S.C. §151 et seq., the Fair Labor Standards Act, 29 U.S.C. §201, et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. § I00 I et seq., the Civil Rights Act of 1866, 42 U.S.C. § 1981 et., the Rehabilitation Act of1973, 29 U.S.C. §701 et seq., the Equal Pay Act of 1963, 29 U.S.C. §206(d). the Civil Rights Act of 1991. the Americans with Disabilities Act.42 U.S.C. §12101 et seq.. the Age Discrimi nation in E mployment Act of 1 967, as amended. 29 U.S.C. § 62 1 et seq., as well as a ll 5. statutory and common law claims arising under the laws of the State of New Hampshire and of any other state in which you provided services to the Company during your em p toyment. as wen as any other federal, state, or local human or civil rights, wage-how-, pension or labor law, rule and/or regulation, or 730 Milford Road • Merrimack,NH 03054 • Main:603.6832. 000 • wwwc. onnertion.com

Connection
we solve IT

public policy, any claim for breach of contract, contract or tort laws, rules and/or regulations, or any claim arising under common law, such as claims for malicious prosecution, defamation, false imprisonment, libel, slander, invasion of privacy, negligence, interference with advantageous relations, infliction of emotional distress, or otherwise.

6. You understand and agree that you would not receive the additional separation pay and continuation of health benefits specified above, except for your execution of this letter agreement and general release.

7. You agree that you will not disclose to anyone, either directly or indirectly, any information regarding the existence or substance of this letter agreement and general release, other than to your spouse, accountant or attorney. This includes, but is not limited to, any present or former employees of Connection, business clients, vendors or associates of Connection, and other members of the general public. You further agree that you will not at any time make negative comments about or disparage Connection or its officers and employees. A violation of this paragraph will be deemed a material breach of the agreement, and will entitle Connection to cease any further payments to you under this agreement, as well as to seek the recovery of any amounts already paid to you, as well as any other damages suffered, including reasonable attorney's fees incurred in enforcing this is agreement. Further, to the extent you disclose the terms of this letter agreement and offer to anyone other than your spouse or attorney before signing this agreement, Connection reserves the right to withdraw this offer, in my sole discretion. In return, Connection agrees that it will not make any disparaging remarks to any current or potential vendor, employer, potential employer, client or customer and other members of the general public.

8. By signing this letter, you confirm that you have not filed any claim, charge or action against Connection, unless noted below under your signature. You further affirm that you do not currently suffer from any workplace injuries, and that you have been paid and/or have received all compensation, wages, bonuses, commissions and/or benefits to which you are entitled, and that no other compensation, wages, bonuses, commissions and/or benefits are due to you, except as provided in this Agreement. You further confirm that you have not been denied any leaves of absence to which you may have been entitled under applicable state of federal law. Finally, you confirm that you are not aware of any corporate wrongdoing, unless previously reported to the Company, in writing.

9. By signing this letter, you confirm that you returned to the Company, as of the Separation Date, all Company property, including any vehicles, computers, software, printers and facsimile machines, credit cards, keys, key cards, identification badges, cell phones, pagers, business cards, customer, client or vendor lists and records, policy and procedure manuals, price lists, business contracts, and all other documents, information, equipment and property (of any kind) belonging to the Company. You also certify that you will neither retain nor share with others copies or derivations of any of the foregoing items.

10. As a condition of signing this agreement and agreeing to accept severance benefits, you are acknowledging and recognizing that the Company is the owner of proprietary rights in certain systems, information, records and other tangible and intangible properties that constitute valuable trade secrets of the Company, and that you have been employed in a position in which the Company has a legitimate interest in protecting

730 Milford Road ▪ Merrimack, NH 03054 ▪ Main: 603.683.2000 ▪ www.connection.com connection· we solve IT-such confidential and proprietary information in order to maintain and enhance its competitive position within its industry. Accordingly. you covenant and agree that you have not and will not remove,duplicate, or use on behalf of or disclose. directly or indirectly. to any persons or entities outside the Company. any information, property, trade secrets or other things of value which have not been publicly disclosed, illcluding, but not limited to, products. product specifications. proced ures, prices, costs, business affrurs. plans, ideas, or past, present or prospective customers, clients or vendors. You further agree that you will zealously preserve all matters falling within the scope of the attorney-client privilege. asserting such privilege wherever applicable and to the fullest extent consistent with law. II. Federal law requires that we give you up to 21 days to consider the meaning and etlect of this letter agreement and general release, although you may sign the agreement sooner, if that is your wish, in which event you will sta.Lt receiving Separation·Payments sooner. You may also wish to consult with an·attorney. and acknowledge that you have had the opportunity to do so, and that we are advising you to do so. Federal law also gives you the right to revoke this letter agreement and general release for a period of seven days following the day you sign it. If you choose to revoke this agreement, you must submit your revocation, in writing. to me and state ··r hereby revoke my acceptance of the letter agreement and general release'', together with yom-signature and the date. The revocation must be personally delivered to me, or mailed to me at Connection by First Class Mail with a postmark that is within seven days of your execution of the 1etter agreement and general retease. -;Phis 1etter agreement and generai reiease shaH not become effective or enforceable tmtil the seven day revocation period has expired. 12. This letter agreement and general release may not be modified, altered or changed in any way except by the written agreement and consent of both you and me.as the authorized representative of Connection. 13. You agree to waive any and all eligibility for and rights to reinstatement or future employment with the Company. 14. If you choose to sign this agreement, Connection agrees that it will provide you with a standard reference in response to any inquiries from future employers. This reference will consist of your positions and dates of employment, and the fact that you resigned from Connection to pursue career opportunities elsewhere. You agree that you will instruct anyone seeking a reference to direct all reference requests to me or to Dick Saporito. 15. It is expressly understood and agreed that this1etter agreement does not constitute an admission by either you or Connection that either party has done anything wrong or acted improperly with respect to your employment at Connection. 16. This letter agreement. which includes a general release. represents the complete agreement between you and C01mection. and supersedes any prior agreements or understandings between you and Connection except for any agreements you signed governing non-competition, confidential information and trade secrets. which shall remain in fun force and effect. You acknowledge and agree that you have not relied 730 Mliford Road • Merrimack,NH 03054 • Main: 603.683.2000 • www.connection.com connection we solve IT" on any representations, promises or agreement of any kind made to you in connection with your decision to sign this letter agreement and general release. except those stated in this agreement. I am sorry that your employment with Connection had to end in.thls fashion. lt is my hope• .however.that we may move forward in a mutually respectful and dignified way. On behalf of the Company, I also want to wish you the best in your future endeavors. Sincerel y. /,;.itd Tim McGrath President and CEO I hereby acknowledge that I have read this letter agreement and general release, that I have been given a reasonable time of up to 21 days to consider its terms. that I have been advised to consult with counsel of my choosing concerning this agreement. and that l have knowingly and voluntaril y agreed to si gn this at,rreement and general release in order to receive the additional separation pay and benefits being offered to me. Date: 3 ·-a J.-/2 mployee Signature t.mployee Name (pnnted] cc. Richard Saporito, Senior Vice President Human Resources 7;10 Mil forri Rt:l<>d • Merrim<'d<.NI-l (};IQ5LL • Main·l'iQ3 6832000 • ww w cnl'lnPction.co!Tl